EXHIBIT 99.4(a)(a)(g)

                                                    [ACCUMULATOR MARKETING NAME]

                                      DATA

PART A -- THIS PART LISTS YOUR PERSONAL DATA.
------

OWNER:              [JOHN DOE]              Age: [60]               Sex:  [Male]
    [AVAILABLE ONLY UNDER NQ CONTRACTS/CERTIFICATES]
    [JOINT OWNER:]  [JANE DOE]              Age: [55]              Sex: [Female]

ANNUITANT:          [JOHN DOE]              Age: [60]               Sex:  [Male]
[APPLICABLE FOR NQ CONTRACTS/CERTIFICATES]
    [JOINT ANNUITANT:]           [JANE DOE] Age: [55]              Sex: [Female]

[CONTRACT:  GROUP ANNUITY CONTRACT NO.  [2006ACCGAC]]
CONTRACT/CERTIFICATE NUMBER:     [00000]

  ENDORSEMENTS ATTACHED:
  [MARKET SEGMENT ENDORSEMENTS]
       [Endorsement Applicable to Non-Qualified Contracts/Certificates Endorsement Applicable to IRA Contracts/Certificates
       Endorsement Applicable to Roth IRA Contracts/Certificates
       Endorsement Applicable to TSA Contracts/Certificates
       Endorsement Applicable to Defined Contribution Qualified Plan Contracts/
        Certificates
       Endorsement Applicable to Defined Benefit Qualified Plan Contracts/
        Certificate
       Inherited Traditional IRA Beneficiary Continuation Option ("BCO")
        Endorsement
       Inherited Roth IRA Beneficiary Continuation Option ("BCO") Endorsement Charitable Remainder Trust Endorsement]

  [ENDORSEMENT APPLICABLE TO ACCUMULATOR PLUS]
       [Endorsement Applicable to Credits Applied to Annuity Account Value]

  [INVESTMENT OPTIONS ENDORSEMENTS]
       [Endorsement Applicable to Fixed Maturity Options
       Endorsement Applicable to Guaranteed Interest Special Dollar Cost
            Averaging
       Endorsement Applicable to [XYZ] Dollar Cost Averaging]

  OPTIONAL RIDERS ATTACHED:
       [Guaranteed Minimum Income Benefit Rider
       Guaranteed Minimum Income Benefit Rider With Optional Reset I Guaranteed Minimum Income Benefit Rider With Optional Reset II Guaranteed Minimum Death Benefit Rider - Annual Ratchet to Age [85] Guaranteed Minimum Death Benefit Rider - Greater of [3%] Roll Up to
        Age [85] or Annual Ratchet to Age [85]

       Guaranteed Minimum Death Benefit Rider - Greater of [6%] Roll Up to
        Age [85] or Annual Ratchet to Age [85]
       Guaranteed Minimum Death Benefit Rider - Greater of [6%] Roll Up to
        Age [85] or Annual Ratchet to Age [85] With Optional Reset

       Earnings Enhancement Benefit Rider
       [[100/125]% Principal Guarantee Benefit Rider]

  ISSUE DATE:                        [January  1, 2007]
  CONTRACT DATE:                     [January  1, 2007]
  MATURITY DATE:                     [January 1, 2042]

         [FOR ACCUMULATOR CORE, SELECT AND ELITE] The Maturity Date may not be later than the Contract Date Anniversary which follows the Annuitant's [95th] birthday. (see Section 7.02) [FOR NQ CONTRACTS/CERTIFICATES WITH JOINT ANNUITANTS] [For Contracts with Joint Annuitants, the age of the older Annuitant determines the Maturity Date.]

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                                                    [ACCUMULATOR MARKETING NAME]

         [FOR ACCUMULATOR PLUS] The Maturity Date may not be prior to [five years from the Contract Date] nor later than the Contract Date Anniversary which follows the Annuitant's [95th] birthday. (see Section 7.02) [FOR NQ CONTRACTS/CERTIFICATES WITH JOINT ANNUITANTS] [For Contracts with Joint Annuitants, the age of the older Annuitant determines the Maturity Date.]

         The Maturity Date is based on the Annuitant's date of birth and will not change under the Contract except as described in Section 7.02. If there is a successor Annuitant named under the Certificate, the Maturity Date will not change and will continue to be based on the original Annuitant's date of birth.

BENEFICIARY:      [JANE DOE]

2007DP                                                               Data page 2

                                                    [ACCUMULATOR MARKETING NAME]

PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CONTRACT/CERTIFICATE.
------

[APPLICABLE IF THE [SPECIAL] DOLLAR COST AVERAGING PROGRAM IS AVAILABLE.]
[Special Dollar Cost Averaging Rate         [6.00%] through [December 31, 2007]]

Guaranteed Interest Option:

  Initial Guaranteed Interest Rate          [3.25% through January 31, 2007;
                                             3.00% through December 31, 2007]
  Lifetime Minimum Guaranteed Interest Rate [1% to 3%]

CONTRIBUTION LIMITS:       Initial Contribution minimum: [$5,000]
Subsequent Contribution minimum: [$500] Subsequent Contributions can be made until the older of the original Annuitant and Owner attain age [86] or if later, the first Contract Date Anniversary. [IF THE PRINCIPAL GUARANTEE BENEFIT IS ELECTED, THE FOLLOWING LANGUAGE WILL REPLACE THE IMMEDIATELY PRECEDING SENTENCE.] [Contributions may only be made during the six-month period beginning on the Contract Date.]

[We may refuse to accept any Contribution if the sum of all Contributions under all "Accumulator Series" Contract/Certificate with the same Annuitant or Owner would then total more than [$1,500,000]. [FOR ALL PRODUCTS EXCEPT ACCUMULATOR SELECT]: [If we accept any such Contribution under this Contract/Certificate, your Investment Options may be limited to the following: AXA Aggressive Allocation, AXA Conservative Allocation, AXA Conservative-Plus Allocation, AXA Moderate Allocation, AXA Moderate-Plus Allocation, the Guaranteed Interest Option, and any account for [Special] Dollar Cost Averaging, if applicable.] [FOR ISSUE AGES 81-85, THE FOLLOWING SENTENCE WILL REPLACE THE FIRST SENTENCE OF THIS PARAGRAPH] [We may refuse to accept any Contribution if the sum of all Contributions under your Contract/Certificate would then total more than $500,000.]

[We reserve the right to limit aggregate Contributions made after the first Contract Year to 150% of the first Contract Year Contributions.] [FOR ISSUE AGES UP TO 75, THE FOLLOWING LANGUAGE WILL BE INCLUDED IN CONTRACTS/CERTIFICATES ISSUED IN ALL MARKET SEGMENTS EXCEPT QP-DB] [We will not exercise this right with respect to Contributions made after the first Contract Year when Contributions in any Contract Year do not exceed 100% of the amount of the Contributions made in the previous Contract Year, provided that Contributions have been made to the Contract in each and every preceding Contract Year. Notwithstanding the age limit shown above for subsequent Contributions, or any other provisions of the Contract, once aggregate Contributions made after the first Contract Year exceed 150% of your first year Contributions, no Contributions may be made to the Contract after the Contract Date Anniversary following your 75th birthday.]

[FOR CONTRACTS/CERTIFICATE ISSUED IN THE QP-DB MARKET SEGMENT ONLY, THE FOLLOWING TEXT WILL APPEAR IN LIEU OF THE PREVIOUS PARAGRAPH] [We reserve the right to limit aggregate Contributions made after the first Contract Year to 100% of the first Contract Year Contributions. We may refuse to accept any Contribution if the sum of all Contributions under your Contract would then total more than 80% of the present value of the Annuitant's accrued benefit. The only Contributions we will accept are: (i) transfers from another [QP-DB]/[QP-DC] plan and (ii) amounts attributable to a change of investment vehicles in the plan.]

[FOR ALL CONTRACTS] We may also refuse to accept any Contribution if the sum of all Contributions under all AXA Equitable annuity accumulation
Contracts/Certificates of which you are Owner or under which you are the Annuitant would total [$2,500,000.]


2007DP                                                               Data page 3

                                                    [ACCUMULATOR MARKETING NAME]

INITIAL CONTRIBUTION RECEIVED:                                                     [$10,000.00]

INVESTMENT OPTIONS AVAILABLE.  YOUR INITIAL ALLOCATION IS SHOWN.

  o VARIABLE INVESTMENT OPTIONS                                                    ALLOCATION
  ---------------------------                                                      -----------
        [AXA Aggressive Allocation                                                 [$2,500.00]
        AXA Conservative Allocation AXA Conservative-Plus Allocation AXA
        Moderate Allocation AXA Moderate-Plus Allocation AXA Premier VIP
        Aggressive Equity AXA Premier VIP Core Bond AXA Premier VIP Health
        Care AXA Premier VIP High Yield AXA Premier VIP International Equity
        AXA Premier VIP Large Cap Core Equity
        AXA Premier VIP Large Cap Growth                                           [$2,500.00]
        AXA Premier VIP Large Cap Value AXA Premier VIP Mid Cap Growth AXA
        Premier VIP Mid Cap Value AXA Premier VIP Technology
        EQ/AllianceBernstein Common Stock EQ/AllianceBernstein Growth and
        Income
        EQ/AllianceBernstein Intermediate Gov't Securities
        EQ/AllianceBernstein International
        EQ/AllianceBernstein Large Cap Growth
        EQ/AllianceBernstein Quality Bond
        EQ/AllianceBernstein Small Cap Growth
        EQ/AllianceBernstein Value
        EQ/Ariel Appreciation II EQ/AXA Rosenberg Value Long/Short Equity
        EQ/Boston Advisors Equity Income EQ/Calvert Socially Responsible
        EQ/Capital Guardian Growth EQ/Capital Guardian International
        EQ/Capital Guardian Research EQ/Capital Guardian U.S. Equity
        EQ/Caywood-Scholl High Yield Bond EQ/Davis New York Venture EQ/Equity
        500 Index EQ/Evergreen International Bond
        EQ/Evergreen Omega                                                         [$2,500.00]
        EQ/FI Mid Cap
        EQ/FI Mid Cap Value
        EQ/Franklin Income
        EQ/Franklin Small Cap Value
        EQ/GAMCO Mergers and Acquisitions
        EQ/GAMCO Small Company Value
        EQ/International Growth
        EQ/Janus Large Cap Growth
        EQ/JPMorgan Core Bond
        EQ/JPMorgan Value Opportunities



2007DP                                                               Data page 4

                                                    [ACCUMULATOR MARKETING NAME]

        EQ/Legg Mason Value Equity
        EQ/Long Term Bond
        EQ/Lord Abbett Growth and Income
        EQ/Lord Abbett Large Cap Core
        EQ/Lord Abbett Mid Cap Value
        EQ/Marsico Focus
        EQ/Mercury Basic Value Equity
        EQ/Mercury International Value
        EQ/MFS Emerging Growth Companies
        EQ/MFS Investors Trust
        EQ/Money Market
        EQ/Montag & Caldwell Growth
        EQ/Mutual Shares
        EQ/Oppenheimer Global
        EQ/Oppenheimer Main Street Small Cap
        EQ/Oppenheimer Main Street Opportunity                                     [$2,500]
        EQ/PIMCO Real Return
        EQ/Short Duration Bond
        EQ/Small Cap Value
        EQ/Small Company Growth
        ------------------------------------------------------------------------
        EQ/Small Company Index
        ------------------------------------------------------------------------
        EQ/TCW Equity
        ------------------------------------------------------------------------
        EQ/Templeton Growth
        ------------------------------------------------------------------------
        EQ/UBS Growth and Income
        ------------------------------------------------------------------------
        EQ/Van Kampen Comstock
        ------------------------------------------------------------------------
        EQ/Van Kampen Emerging Markets Equity
        ------------------------------------------------------------------------
        EQ/Van Kampen Mid Cap Growth
        ------------------------------------------------------------------------
        EQ/Wells Fargo Montgomery Small Cap
        ------------------------------------------------------------------------
        U.S. Real Estate]
        ------------------------------------------------------------------------

The Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [49].

o GUARANTEED INTEREST OPTION ("GIO")
  [THE FOLLOWING LANGUAGE WILL BE INCLUDED FOR ALL PRODUCTS, EXCEPT ACCUMULATOR CORE]
  [No more than [25%] of each Contribution may be allocated to the GIO]

  [Account for Special Dollar Cost Averaging]

o FIXED MATURITY OPTIONS ("FMOS")
    FIXED MATURITY OPTION ("FMOS")                   GUARANTEED RATE TO MATURITY
        [One Year                                            3.10%
        Two Years                                            3.20%
        Three Years                                          3.30%
        Four Years                                           3.40%
        Five Years                                           3.50%
        Six Years                                            3.60%
        Seven Years                                          3.70%
        Eight Years                                          3.80%
        Nine Years                                           3.90%
        Ten Years                                            4.00%]

[IF A FMO HAS A GUARANTEED RATE TO MATURITY LESS THAN OR EQUAL TO 3.00%, THE FOLLOWING WILL APPEAR]
[3.00% *Not currently available]


2007DP                                                               Data page 5

                                                    [ACCUMULATOR MARKETING NAME]

[IF ONE OF THE PRINCIPAL GUARANTEE BENEFIT OPTIONS IS ELECTED, ONLY THE INVESTMENT OPTIONS SHOWN BELOW FOR THAT PRINCIPAL GUARANTEE BENEFIT OPTION WILL BE AVAILABLE]

  [FOR 100% PRINCIPAL GUARANTEE AND GMIB WITH OPTIONAL RESET II, THE FOLLOWING INVESTMENT OPTIONS ARE AVAILABLE]

  [AXA Aggressive Allocation
  AXA Conservative Allocation
  AXA Conservative-Plus Allocation
  AXA Moderate Allocation
  AXA Moderate-Plus Allocation
  Guaranteed Interest Option
  Account for Special Dollar Cost Averaging]

  [FOR 125% PRINCIPAL GUARANTEE, THE FOLLOWING INVESTMENT OPTIONS ARE AVAILABLE] [AXA Moderate Allocation
  Guaranteed Interest Option
  Account for [Special] Dollar Cost Averaging]

                                                    ----------------------------
                                                    TOTAL:  [$10,000.00]

2007DP                                                               Data page 6

                                                    [ACCUMULATOR MARKETING NAME]

TRANSFER RULES (SEE SECTION 4.02): [Transfer requests must be in writing and delivered by U.S mail to our Processing Office unless we accept an alternative form of communication (such as internet, fax or automated telephone). The use of alternative forms of communication is subject to our rules then in effect for each such service. We may provide information about our rules and the use of communications services in the contract prospectus, prospectus supplements or other notifications, as mailed to your last known address in our records from time to time. Any alternative form of communication that we make available may be changed or discontinued at any time. Communications services may be restricted or denied if we determine that you used such services for market timing or other trading strategies that may disrupt operation of a Variable Investment Option or have a detrimental effect on the unit value of any Variable Investment Option.

We reserve the right to:

    a) [limit transfers among or to the Variable Investment Options to no more than once every 30 days,

    b) require a minimum time period between each transfer into or out of one or more specified Variable Investment Options,

    c) establish a maximum dollar amount that may be transferred by an owner on any transaction date among Variable Investment Options,

    d) reject transfer requests from a person acting on behalf of multiple contract/certificate owners unless pursuant to a trading authorization agreement that we have accepted.

    e) restrict or prohibit transfers in connection with execution of Investment Fund instructions to restrict or prohibit purchases or redemptions of fund shares or to collect a redemption fee on transfers involving fund shares,

    f) impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of a Variable Investment Option or may have a detrimental effect on the unit value of any Variable Investment Option or determine that you have engaged in any such strategy.]

The maximum amount that may be transferred from the Guaranteed Interest Option to any other Investment Option in any Contract Year is the greatest of:

        (a) [25%] of the amount you have in the Guaranteed Interest Option on the last day of the prior Contract Year; or,

        (b) the total of all amounts transferred at your request from the Guaranteed Interest Option to any of the other Investment Options in the prior Contract Year; or

        (c) [25%] of the total of all amounts transferred or allocated into the Guaranteed Interest Option during that Contract Year

[THE FOLLOWING LANGUAGE WILL BE INCLUDED FOR ALL PRODUCTS, EXCEPT ACCUMULATOR CORE]
[Transfers into the Guaranteed Interest Option are not permitted if the requested transfer would result in more than [25%] of the Annuity Account Value being allocated to the Guaranteed Interest Option, based on the Annuity Account Value of the previous business day. We may suspend these transfer restrictions upon notice to you. We will advise you of any such liberalization. We will also advise you at least 45 days in advance of the day we intend to reimpose any such restrictions, unless we have previously specified that date when we notified you of the liberalization.]

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Lump Sum Withdrawals: You must provide withdrawal instructions indicating from which Investment Options the Lump Sum Withdrawal and any withdrawal charge will be taken. The Lump Sum Withdrawal minimum amount is [$300]. [APPLICABLE TO QP-DB MARKET SEGMENT ONLY:] [Amounts withdrawn to pay Third Party Administrator (TPA) fees are not subject to this minimum withdrawal amount.]

[Unless you specify otherwise, withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Variable Investment Options and the Guaranteed Interest Option. [IF THE FIXED MATURITY OPTIONS AND/OR THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING ARE AVAILABLE, THE FOLLOWING LANGUAGE WILL APPEAR] [If there is insufficient value or no value in the Variable Investment Options and the Guaranteed Interest Option, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Fixed Maturity


2007DP                                                               Data page 7

                                                    [ACCUMULATOR MARKETING NAME]

Options, if available, in order of the earliest maturity date(s) first. [If there is insufficient value or no value in the Fixed Maturity Options, any remaining portion of the withdrawal or the total amount of the withdrawal, as applicable, will then be withdrawn from the Account for [Special] Dollar Cost Averaging.]]

    [THE FOLLOWING LANGUAGE IS APPLICABLE TO ALL MARKET SEGMENTS EXCEPT QP, AND IS NOT AVAILABLE UNDER PRINCIPAL GUARANTEE BENEFIT]
    Systematic Withdrawals: [May not start sooner than 28 days after issue of this Contract/Certificate.] You may elect to receive Systematic Withdrawals on a monthly, quarterly or annual basis subject to a maximum of [0.8%] monthly, [2.4%] quarterly and [10.0%] annually of the Annuity Account Value as of the Transaction Date. The Systematic Withdrawal minimum amount is [$250].

    [THE FOLLOWING LANGUAGE IS APPLICABLE TO THE FOLLOWING MARKET SEGMENTS:
    TRADITIONAL IRA, TSA, AND QP]
    Automatic Required Minimum Distribution Withdrawals: The Automatic Required Minimum Distribution Withdrawal minimum initial amount is [$250]. See Endorsement Applicable to [Market Segment].

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE (SEE SECTION 5.01):
Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Contract/Certificate). A request for more than 90% of the Cash Value will be considered a request to withdraw 100% of the Cash Value.

If a withdrawal is made that would result in a Cash Value less than [$500], we will so advise you and have the right to pay you such Value. In that case, this Contract/Certificate will be terminated.

This Contract/Certificate (including any attached Endorsements and Riders) will terminate if there is no Annuity Account Value.

[FOR THE TSA MARKET ONLY, THE FOLLOWING LANGUAGE IS APPLICABLE] [If there is a loan outstanding, the amount withdrawn will be limited such that the Cash Value remaining after a withdrawal is equal to at least [10%] of the outstanding loan amount.]

NORMAL FORM OF ANNUITY (SEE SECTION 7.04): [Life Annuity 10 Year Period Certain]

[FOR ANNUITY COMMENCEMENT DATE AGES 80 AND GREATER THE "PERIOD CERTAIN" IS AS FOLLOWS]

         ANNUITIZATION AGE            LENGTH OF PERIOD CERTAIN
         -----------------            ------------------------
            [Up to age 80                             10
                 81                                   9
                 82                                   8
                 83                                   7
                 84                                   6
                 85                                   5
                 86                                   4
                 87                                   3
                 88                                   2
                 89                                   1
           90 through 95                              0

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person's lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE
SECTION 7.06):
[6%] per year


2007DP                                                               Data page 8

                                                    [ACCUMULATOR MARKETING NAME]

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 7.06): [$2,000, as well as minimum of $20 for initial monthly annuity payment.]

CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):

    (a) Annual Administrative Charge: During the first two Contract Years the charge is equal to the lesser of 2% of your Annuity Account Value or [$30]. Thereafter, the maximum charge is [$30] for each Contract Year. We will deduct a charge on each Processing Date before the deduction of any other charges if your Annuity Account Value is less than [$50,000.] The Administrative Charge will be deducted for the portion of any Contract Year in which a Death Benefit is paid, the Annuity Account Value is applied to purchase an Annuity Benefit, or the Contract/Certificate is surrendered.

    (b) Optional Benefit Charge(s):

        [APPLICABLE TO ALL OPTIONAL BENEFIT CHARGES]
        We will determine and deduct the Optional Benefit Charge(s) shown below, annually from your Annuity Account Value on each Contract Date Anniversary for which the benefit is in effect.

        [IF THE GUARANTEED MINIMUM INCOME BENEFIT (GMIB) RIDER IS ELECTED] Guaranteed Minimum Income Benefit: The charge for this benefit is [0.65%] of the GMIB benefit base.

        [IF THE GUARANTEED MINIMUM INCOME BENEFIT (GMIB) RIDER WITH OPTIONAL RESET I IS ELECTED]
        Guaranteed Minimum Income Benefit with Optional Reset: The current charge for this benefit is [0.65%] of the GMIB benefit base. The maximum charge for this benefit is [0.95%] of the GMIB benefit base.

        [IF THE GUARANTEED MINIMUM INCOME BENEFIT (GMIB) RIDER WITH OPTIONAL RESET II IS ELECTED]
        Guaranteed Minimum Income Benefit with Optional Reset: The current charge for this benefit is [0.65%] of the GMIB benefit base. The maximum charge for this benefit is [0.95%%] of the GMIB benefit base.

        [IF THE GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER - ANNUAL RATCHET TO AGE [85] IS ELECTED]
        Guaranteed Minimum Death Benefit Annual Ratchet to Age [85]: The charge for this benefit is [0.25%] of the GMDB benefit base.

        [IF THE GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER - GREATER OF [6%] ROLL UP TO AGE [85] OR ANNUAL RATCHET TO AGE [85] DEATH BENEFIT IS ELECTED]
        Guaranteed Minimum Death Benefit - Greater of [6%] Roll Up to Age [85] or Annual Ratchet to Age [85]: The charge for this benefit is [0.65%] of the GMDB benefit base.

        [IF THE GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER - GREATER OF [6%] ROLL UP TO AGE [85] OR ANNUAL RATCHET TO AGE [85] WITH OPTIONAL RESET DEATH BENEFIT IS ELECTED]
        Guaranteed Minimum Death Benefit -Greater of [6%] Roll Up to Age [85] or Annual Ratchet to Age [85] With Optional Reset: The current charge for this benefit is [0.65%] of the GMDB benefit base. The maximum charge for this benefit is [0.80%] of the GMDB benefit base.

        [IF THE GUARANTEED MINIMUM DEATH BENEFIT RIDER (GMDB) RIDER -GREATER OF [3%] ROLL UP TO AGE [85] OR ANNUAL RATCHET TO AGE [85] DEATH BENEFIT IS ELECTED]
        Guaranteed Minimum Death Benefit -Greater of [3%] Roll Up to Age [85] or Annual Ratchet to Age [85]: The charge for this benefit is [0.65%] of the GMDB benefit base.


2007DP                                                               Data page 9

                                                    [ACCUMULATOR MARKETING NAME]

        [IF THE EARNINGS ENHANCEMENT BENEFIT (EEB) RIDER IS ELECTED]
        Earnings Enhancement Benefit: The charge for this benefit is [0.35%] of the Annuity Account Value.

        [IF THE 100% PRINCIPAL GUARANTEE BENEFIT (PGB) RIDER IS ELECTED]
        100% Principal Guarantee Benefit: The charge for this benefit is [0.50%] of the Annuity Account Value.

        [IF THE 125% PRINCIPAL GUARANTEE BENEFIT (PGB) RIDER IS ELECTED]
        125% Principal Guarantee Benefit: The charge for this benefit is [0.75%] of the Annuity Account Value.

    [APPLICABLE TO ALL OPTIONAL BENEFIT CHARGES]
    This charge will be deducted for the portion of any Contract Year, pursuant to the termination provision of the Rider, in which a Death Benefit is paid pursuant to Section 6.02, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05, or the Contract/Certificate is surrendered pursuant to Section 5.02.

The above charges will be deducted from the Annuity Account Value in the Variable Investment Options and the Guaranteed Interest Option on a pro rata basis. [IF THE FIXED MATURITY OPTIONS AND/OR THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING ARE AVAILABLE, THE FOLLOWING LANGUAGE WILL APPEAR] [If there is insufficient value or no value in the Variable Investment Options and the Guaranteed Interest Option, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from Fixed Maturity Options, if available, in order of the earliest maturity date(s) first. [If there is insufficient value or no value in the Fixed Maturity Options, any remaining portion of the charge or the total amount of the charge, as applicable, will then be deducted from the Account for Special Dollar Cost Averaging.]]

NUMBER OF FREE TRANSFERS (SEE SECTION 8.03): Currently, the number of free transfers is unlimited, subject to the terms of Sections 5.01 and 8.04. However, we reserve the right to limit the number of free transfers to [12 transfers per Contract Year].

[For each additional transfer in excess of the free transfers, we will charge {[$25] or [2% of each transaction amount]} at the time each transfer is processed. The Charge is deducted from the Investment Options from which each transfer is made on a pro-rata basis. This charge may change, subject to a maximum of $35 for each transaction.]

2007DP                                                              Data page 10